EXHIBIT 2
                                                                       ---------


                                                                  EXECUTION COPY


                                VOTING AGREEMENT
                                ----------------

      VOTING AGREEMENT (this "Agreement"), dated as of July 26, 2007, by and among DSI Holdings, LLC, a Delaware limited liability company ("Parent"), DSI Acquisition, Inc., a Pennsylvania corporation ("Purchaser"), and each of the shareholders listed on Schedule I attached hereto (each, a "Shareholder" and collectively, the "Shareholders").

      WHEREAS, concurrently with the execution of this Agreement, Deb Shops, Inc., a Pennsylvania corporation (the "Company"), Parent and Purchaser are entering into an Agreement and Plan of Merger of even date herewith, as it may be amended or restated from time to time (the "Merger Agreement");

      WHEREAS, capitalized terms used but not defined in this Agreement have the meanings ascribed thereto in the Merger Agreement;

      WHEREAS, as of the date hereof, each Shareholder is the record and beneficial owner of that number of shares of Company Common Stock and Company Preferred Stock set forth opposite such Shareholder's name on Schedule I hereto (such Company Common Stock and Company Preferred Stock, together with any other shares of Company Capital Stock acquired by any Shareholder after the date hereof, being collectively referred to herein as the "Shareholder Shares"); and

      WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Purchaser have required that the Shareholders enter into this Agreement and, in order to induce Parent and Purchaser to enter into the Merger Agreement, the Shareholders are willing to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

      1.    Agreements of Shareholder.

            (a) Voting. From the date hereof until any termination of this Agreement in accordance with its terms, at any meeting of the shareholders of the Company however called (or any action by written consent in lieu of a meeting) or any adjournment thereof, each Shareholder shall vote all such Shareholder Shares (or cause them to be voted) held by such Shareholder or (as appropriate) execute written consents in respect thereof, (i) in favor of the adoption of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement, (ii) against any action or agreement (including, without limitation, any amendment of any agreement) that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement, (iii) against any Competing Proposal (including a Competing Proposal that may constitute a Superior Proposal) and (iv) against any agreement (including, without limitation, any amendment of any agreement), amendment of the Articles of Incorporation and Bylaws or other action that is intended or could reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage the consummation


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



of the Merger. Any such vote shall be cast (or consent shall be given) by each Shareholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent).

            (b)   Proxy. In furtherance of each Shareholder's agreement in
Section 1(a) above, but subject to the following sentence, each Shareholder hereby appoints Parent and Parent's designees, and each of them individually, as such Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote all Shareholder Shares (at any meeting of shareholders of the Company however called or any adjournment thereof) held by such Shareholder, or to execute one or more written consents in respect of the Shareholder Shares held by such Shareholder,
(i) in favor of the adoption of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement, (ii) against any action or agreement (including, without limitation, any amendment of any agreement) that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement, (iii) against any Competing Proposal (including a Competing Proposal that may constitute a Superior Proposal) and (iv) against any agreement (including, without limitation, any amendment of any agreement), amendment of the Articles of Incorporation and Bylaws or other action that is intended or could reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage the consummation of the Merger. Such proxy shall (A) be valid and irrevocable until the termination of this Agreement in accordance with Section 3 hereof and
(B) automatically terminate upon the termination of this Agreement in accordance with Section 3 hereof. Except with respect to the Pledge (as defined below), each Shareholder represents that any and all other proxies heretofore given in respect of Shareholder Shares held by such Shareholder are revocable, and that such other proxies have been revoked. Each Shareholder affirms that the foregoing proxy is: (x) given (I) in connection with the execution of the Merger Agreement and (II) to secure the performance of such Shareholder's duties under this Agreement, (y) may not be revoked except as otherwise provided in this Agreement and (z) intended to be irrevocable prior to termination of this Agreement in accordance with the provisions of the Pennsylvania Business Corporation Law of 1988, as amended. All authority herein conferred shall survive the death or incapacity of each Shareholder and shall be binding upon the heirs, estate, administrators, personal representatives, successors and assigns of such Shareholder.

            (c)   Restriction on Transfer; Proxies; Non-Interference.

                  (i) Except as set forth in Section 1(c)(ii) below, from the date hereof until any termination of this Agreement in accordance with its terms, each Shareholder shall not directly or indirectly (A) sell, transfer (including by operation of law), give, pledge (except for the pledge by the Joint Revocable Trust of Warren Weiner and Penny Weiner dated December 14, 1987 (the "Trust") of 316,238 shares of Company Common Stock to Wachovia Bank, National Association in effect on the date hereof (the "Pledge")), encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, gift, pledge, encumbrance, assignment or other disposition of, any Shareholder Shares (or any right, title or interest thereto or therein) held by such Shareholder, (B) deposit any Shareholder Shares held by such Shareholder into a voting trust or


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grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Shareholder Shares held by such Shareholder, (C) take any action that would make any representation or warranty of such Shareholder set forth in this Agreement untrue or incorrect in any material respect or have the effect of preventing, disabling or delaying such Shareholder from performing any of his, her or its obligations under this Agreement or (D) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses
(A), (B) or (C) of this Section 1(c)(i).

                  (ii) Notwithstanding anything in this Agreement to the contrary, each Shareholder may, with five (5) days prior written notice to Parent, transfer any or all of the Shareholder Shares held by such Shareholder in accordance with provisions of applicable Law: (A) to such Shareholder's spouse, ancestors or descendants (collectively, "Family Members") or any trust for any of their benefits or to a charitable trust or (B) to any partnership, corporation or limited liability company which is wholly owned and controlled by such Shareholder and/or any such Family Member; provided, however, that in any such case of (A) or (B), prior to and as a condition to the effectiveness of such transfer, each person or entity to which any of such Shareholder Shares or any interest in any of such Shareholder Shares is or may be transferred shall have executed and delivered to Parent and Purchaser a counterpart of this Agreement pursuant to which such person or entity shall be bound by all of the terms and provisions of this Agreement, and shall have agreed in writing with Parent and Purchaser to hold such Shareholder Shares or interest in such Shareholder Shares subject to all of the terms and provisions of this Agreement.

            (d) No Solicitation. From and after the date hereof until any termination of this Agreement in accordance with its terms, each Shareholder shall not, and shall cause its affiliates, directors, officers or employees not to, and shall use its reasonable best efforts to cause its investment banker, financial advisor, attorney, accountant or other representative (the "Shareholder Representatives") retained by it not to, directly or indirectly through another Person, (i) solicit, initiate or knowingly facilitate or encourage any Competing Proposal, (ii) participate in any negotiations regarding, or furnish to any Person any material nonpublic information with respect to, any Competing Proposal, (iii) engage in discussions with any Person with respect to any Competing Proposal, (iv) approve or recommend any Competing Proposal or (v) enter into any letter of intent or similar document or any agreement or commitment providing for any Competing Proposal. In addition, from the date hereof until any termination of this Agreement in accordance with its terms, each Shareholder shall promptly advise Parent in writing, and in no event later than 24 hours after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, each Shareholder in respect of any Competing Proposal, and shall, in any such notice to Parent, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts. To the extent that a Shareholder serves as a director of the Company and the provisions of this Section 1(d) conflict with the rights of directors under Section 7.3 of the Merger Agreement, the parties shall comply with Section 4(a) hereof.

            (e) Conduct of Shareholder. Until any termination of this Agreement in accordance with its terms, each Shareholder who is not a natural person (i) shall maintain its status as duly organized, validly existing and in


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good standing under the laws of the jurisdiction of its organization and (ii)
shall not dissolve, merge or combine with any Person, or adopt any plan of complete or partial liquidation, in each case, without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed, it being agreed that Parent may withhold its consent if in its judgment the proposed action would jeopardize the benefits intended to be provided to Parent and Purchaser under this Agreement.

            (f) Payment of Merger Consideration at Closing. Notwithstanding the provisions of Article II of the Merger Agreement, Parent shall use commercially reasonable efforts to cause the Paying Agent to pay to each Shareholder party hereto the Common Stock Merger Consideration and Preferred Stock Merger Consideration (as applicable) for such Shareholder's shares of Company Common Stock and Company Preferred Stock (as applicable) at the Closing upon surrender of the certificate(s) for such shares and execution of a customary letter of transmittal.

            (g) Publication. Shareholder shall not issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement or the transactions contemplated by the Merger Agreement without the prior written consent of Parent, except as may be required by applicable Law.

      2. Representations and Warranties of Shareholder. Each Shareholder hereby represents and warrants to Parent and Purchaser as follows:

            (a) Organization; Authority. With respect to each Shareholder that is not a natural person: (i) such Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, (ii) such Shareholder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, (iii) the execution, delivery and performance by such Shareholder of this Agreement and the transactions contemplated hereby have been duly authorized and approved by all necessary action on the part of such Shareholder and no further action on the part of such Shareholder is necessary to authorize the execution and delivery by such Shareholder of this Agreement or the performance by such Shareholder of its obligations under this Agreement.

            (b) Enforceability. This Agreement has been duly executed and delivered by such Shareholder and, assuming due and valid authorization, execution and delivery hereof by Parent and Purchaser, constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor's rights, and to general equitable principles).

            (c) Consents and Approvals; No Violations. No consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the performance by such Shareholder of his, her or its obligations under this Agreement, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by such Shareholder of any of his, her or its obligations under this Agreement. Neither the execution and delivery of this


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Agreement by such Shareholder, nor the performance by such Shareholder of his, her or its obligations under this Agreement, will (i) conflict with or violate any provision of the organizational documents of such Shareholder, if applicable, or (ii) (A) violate any Law, judgment, writ or injunction of any Governmental Entity applicable to such Shareholder or any of his, her or its properties or assets, or (B) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of, such Shareholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which such Shareholder is a party, or by which such Shareholder or any of his, her or its properties or assets may be bound or affected, except, in the case of clause
(B), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by such Shareholder of any of his, her or its obligations under this Agreement.

            (d) Ownership of Shares. Such Shareholder owns, beneficially and of record, all of the Shareholder Shares set forth opposite such Shareholder's name on Schedule I hereto. Such Shareholder owns all of such Shareholder Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than the Pledge, proxies and restrictions in favor of Parent and Purchaser pursuant to this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the "blue sky" laws of the various states of the United States). Without limiting the foregoing, except for the Pledge, proxies and restrictions in favor of Parent and Purchaser pursuant to this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the "blue sky" laws of the various states of the United States, such Shareholder has sole voting power and sole power of disposition with respect to all Shareholder Shares held by such Shareholder, with no restrictions on such Shareholder's rights of voting or disposition pertaining thereto and no Person other than such Shareholder has any right to direct or approve the voting or disposition of any Shareholder Shares held by such Shareholder. As of the date hereof, such Shareholder does not own, beneficially or of record, any securities of the Company other than the shares of Company Common Stock and Company Preferred Stock set forth opposite such Shareholder's name on Schedule I hereto.

            (e) Brokers. Other than as disclosed in the Merger Agreement, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission that is payable by the Company, Parent or any of their respective subsidiaries in connection with the Merger based upon arrangements made by or on behalf of Shareholder.

            (f) Security Agreement. The Trust has made available to Parent a true, correct and complete copy of the Security Agreement, pursuant to which the Trust makes the Pledge, dated as of May [__], 2007 (the "Security Agreement"). Neither the execution and delivery of this Agreement by the Trust, nor the performance by the Trust of its obligations under this Agreement, will conflict with or violate any provision of the Security Agreement. The Trust is not in


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default of its obligations under the Security Agreement and has full voting rights and authority with respect to all Shareholder Shares that are pledged thereunder.

      3.    Termination. This Agreement shall terminate on the first to occur of
(a) the termination of the Merger Agreement in accordance with its terms; provided that if the Merger Agreement is terminated by the Company pursuant to
Section 9.1(g) thereof, this Agreement shall terminate on the date that Parent shall have received the Termination Fee; and (b) the first business day after the Effective Time. Notwithstanding the foregoing, (i) nothing herein shall relieve any party from liability for fraud or any willful breach of this Agreement and (ii) the provisions of this Section 3, Section 4, paragraphs (c) and (d) of Section 2 and the recitals in this Agreement, shall survive any termination of this Agreement.

      4.    Miscellaneous.

            (a) Action in Shareholder Capacity Only. The parties acknowledge that this Agreement is entered into by each Shareholder in his, her or its capacity as owner of the Shareholder Shares and that nothing in this Agreement shall in any way restrict or limit any director or officer of the Company from taking any action in his or her capacity as a director or officer of the Company that is necessary for him or her to comply with his or her fiduciary duties as a director or officer of the Company, including, without limitation, participating in his or her capacity as a director of the Company in any discussions or negotiations in accordance with Section 7.3 of the Merger Agreement.

            (b) Expenses. Except as otherwise expressly provided in this Agreement, the Merger Agreement or the Consulting Agreements to be entered into between the Company and each of Messrs. Warren Weiner and Marvin Rounick, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

            (c) Additional Shares. Until any termination of this Agreement in accordance with its terms, each Shareholder shall promptly notify Parent of the number of shares of Company Capital Stock, if any, that such Shareholder acquires record or beneficial ownership after the date hereof. Any shares of Company Capital Stock that such Shareholder acquires record or beneficial ownership after the date hereof and prior to termination of this Agreement shall be deemed Shareholder Shares for purposes of this Agreement. Without limiting the foregoing, in the event of any stock split, stock dividend or other change in the capital structure of the Company affecting the Company Common Stock or Company Preferred Stock, the number of shares constituting Shareholder Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to each Shareholder in connection therewith.

            (d) Definition of "Beneficial Ownership". For purposes of this Agreement, "beneficial ownership" with respect to (or to "own beneficially") any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.



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            (e)   Further Assurances. From time to time, at the request of
Parent and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

            (f) Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights hereunder.

            (g) Assignment; Binding Effect. Except as set forth in Section 1(c)(ii), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Purchaser may assign its rights and interests hereunder to Parent or to any wholly-owned subsidiary of Parent if such assignment would not cause a delay in the consummation of any of the transactions under the Merger Agreement, provided that no such assignment shall relieve Purchaser of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section or Section 1(c)(ii) shall be null and void.

            (h) Amendments; Waiver. This Agreement (including this paragraph) may not be amended or supplemented, except by a written agreement executed by the parties hereto. Any party to this Agreement may (A) waive any inaccuracies in the representations and warranties of any other party hereto or extend the time for the performance of any of the obligations or acts of any other party hereto or (B) waive compliance by the other party with any of the agreements contained herein. Notwithstanding the foregoing, no failure or delay by Parent or Purchaser in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

            (i) Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            (j) Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This


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Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other parties hereto.

            (k) Descriptive Headings. Headings of Sections and subsections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

            (l) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

            if to Parent or Purchaser, to:

                  c/o Lee Equity Partners, LLC
                  767 Fifth Avenue, Seventeenth Floor
                  New York, New York  10153
                  Attention:  Benjamin Hochberg
                  Facsimile:  212.702.3787

                  with a copy (which shall not constitute notice) to:

                  Weil, Gotshal & Manges LLP
                      767 Fifth Avenue, Twenty-Fifth Floor
                  New York, New York  10153
                  Attention:  Douglas P. Warner
                  Facsimile:  212.310.8007

            and, if to a Shareholder, to the addresses set forth opposite such Shareholder's name on Schedule I hereto, with a copy to such Shareholder's counsel as set forth in Schedule I hereto, or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

            (m) Drafting. The parties hereto have participated collectively in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as collectively drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

            (n)   Governing Law; Enforcement; Jurisdiction; Waiver of Jury
Trial.

                  (i) This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, applicable to contracts executed in and to be performed entirely within that State.



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                  (ii)  All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the Commonwealth of Pennsylvania, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the Commonwealth of Pennsylvania and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any person or entity other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

                  (iii) Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement.

                  (iv) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court sitting in the Commonwealth of Pennsylvania, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.



                            [Signature Page Follows]









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      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                            DSI HOLDINGS, LLC

                                            By:   /s/  Joseph Rotberg
                                                --------------------------------
                                            Name:  Joseph Rotberg
                                            Title:  Authorized Signatory


                                            DSI ACQUISITION, INC.

                                            By:   /s/  Joseph Rotberg
                                                --------------------------------
                                            Name:  Joseph Rotberg
                                            Title:  President




















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


                                    SHAREHOLDERS:

                                    ROUNICK FAMILY PARTNERSHIP


                                    By:  /s/  Marvin Rounick
                                        ---------------------------------
                                    Name:   Marvin Rounick
                                    Title:  Partner


























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


                                    MJR GRIT


                                    By:  /s/  Jack A. Rounick
                                        ---------------------------------
                                    Name:  Jack A. Rounick
                                    Title: Co-Trustee



























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


                                    THE JOINT REVOCABLE TRUST OF MARVIN
                                    ROUNICK & JUDY ROUNICK DATED DECEMBER 21,
                                      1987


                                    By:  /s/  Marvin Rounick
                                        ---------------------------------
                                    Name:  Marvin Rounick
                                    Title: Co-Trustee



























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



                                    THE JOINT REVOCABLE TRUST OF MARVIN
                                    ROUNICK & JUDY ROUNICK DATED DECEMBER 21,
                                      1987


                                    By:  /s/  Judy Rounick
                                        ---------------------------------
                                    Name:  Judy Rounick
                                    Title: Co-Trustee



























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





                                     /s/  Marvin Rounick
                                    ---------------------------------
                                    MARVIN ROUNICK, individually



























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



                                    IRREVOCABLE TRUST OF MARVIN ROUNICK DATED
                                    JANUARY 6, 1978 F/B/O NATALIE ROUNICK


                                    By:  /s/  Marvin Rounick
                                        ---------------------------------
                                    Name:  Marvin Rounick
                                    Title: Trustee



























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


                                    IRREVOCABLE TRUST OF MARVIN ROUNICK DATED
                                    JANUARY 6, 1978 F/B/O DAVID ROUNICK


                                    By:  /s/  Marvin Rounick
                                        ---------------------------------
                                    Name:  Marvin Rounick
                                    Title: Trustee



























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


                                    THE JOINT REVOCABLE TRUST OF WARREN
                                    WEINER AND PENNY WEINER DATED DECEMBER
                                    14, 1987


                                    By:  /s/  Warren Weiner
                                        ---------------------------------
                                    Name:  Warren Weiner
                                    Title: Co-Trustee



























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


                                    THE JOINT REVOCABLE TRUST OF WARREN
                                    WEINER AND PENNY WEINER DATED DECEMBER
                                    14, 1987


                                    By:  /s/  Penny Weiner
                                        ---------------------------------
                                    Name:  Penny Weiner
                                    Title: Co-Trustee



























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


                                    WEINER HOLDING COMPANY


                                    By:  /s/  Warren Weiner
                                        ---------------------------------
                                    Name:   Warren Weiner
                                    Title:  Partner



























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


                                    WEINER HOLDING COMPANY II


                                    By:  /s/  Warren Weiner
                                        ---------------------------------
                                    Name:  Warren Weiner
                                    Title: Partner

                                    PBW GRIT


                                    By:  /s/  Barry H. Frank
                                        ---------------------------------
                                    Name:  Barry H. Frank
                                    Title: Co-Trustee



























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


                                     WW GRIT


                                    By:  /s/  Barry H. Frank
                                        ---------------------------------
                                    Name:  Barry H. Frank
                                    Title: Co-Trustee

                                      /s/  Warren Weiner
                                    -------------------------------
                                    WARREN WEINER, individually

                                    IRREVOCABLE TRUST U/A/D DECEMBER 20, 1985
                                    BY AARON WEINER F/B/O FARRYN WEINER


                                    By:  /s/  Warren Weiner
                                        ---------------------------------
                                    Name:  Warren Weiner
                                    Title: Trustee

                                    IRREVOCABLE TRUST U/A/D DECEMBER 20, 1985
                                    BY AARON WEINER F/B/O AMANDA WEINER


                                    By:  /s/  Warren Weiner
                                        ---------------------------------
                                    Name:  Warren Weiner
                                    Title: Trustee

                                    U/A NOVEMBER 8, 1983 BY AARON WEINER FOR
                                    CHRISTOPHER WEINER


                                    By:  /s/  Warren Weiner
                                        ---------------------------------
                                    Name:  Warren Weiner
                                    Title: Trustee

                                    U/A DATED DECEMBER 27, 1999 BY PENNY
                                    WEINER, 1999 TRUST F/B/O JORDIN ELIZABETH
                                      CARP


                                    By:  /s/  Warren Weiner
                                        ---------------------------------
                                    Name:  Warren Weiner
                                    Title: Trustee

                                    U/A DATED DECEMBER 29, 2001 BY PENNY
                                    WEINER, 2001 TRUST F/B/O RILEY JAYE BLOCK


                                    By:  /s/  Warren Weiner
                                        ---------------------------------
                                    Name:  Warren Weiner
                                    Title: Trustee

                                    U/A DATED MAY 3, 2003 BY PENNY WEINER,
                                    TRUST F/B/O GREGORY AARON CARP


                                    By:  /s/  Warren Weiner
                                        ---------------------------------
                                    Name:  Warren Weiner
                                    Title: Trustee

                                    By:  /s/  Noreen Rounick
                                        ---------------------------------


                                    By:  /s/  Jack A. Rounick
                                        ---------------------------------
                                       Name:  NOREEN ROUNICK AND JACK A.
                                       ROUNICK, in joint tenancy

                                    IRREVOCABLE TRUST OF JACK A. ROUNICK
                                    DATED JANUARY 28, 1978 F/B/O AMY JOY
                                     ROUNICK


                                    By:  /s/  Jack A. Rounick
                                        ---------------------------------
                                    Name: Jack A. Rounick
                                    Title: Trustee

                                    IRREVOCABLE TRUST OF JACK A. ROUNICK
                                    DATED JANUARY 28, 1978 F/B/O ERIC SCOTT
                                     ROUNICK


                                    By:  /s/  Jack A. Rounick
                                        ---------------------------------
                                    Name: Jack A. Rounick
                                    Title: Trustee

                                      /s/  Jack A. Rounick
                                    -------------------------------
                                    JACK A. ROUNICK, individually

                                   SCHEDULE I

                                  See Attached.

                                   SCHEDULE I
                                   ----------


Rounick Family Partnership
MJR GRIT
The Joint Revocable Trust of Marvin Rounick & Judy Rounick Dated
December 21, 1987
Marvin Rounick
Irrevocable Trust of Marvin Rounick Dated January 6, 1978 F/B/O Natalie
Rounick
Irrevocable Trust of Marvin Rounick Dated January 6, 1978 F/B/O David
Rounick
The Joint Revocable Trust of Warren Weiner and Penny Weiner Dated December 14, 1987
Weiner Holding Company
Weiner Holding Company II
PBW GRIT
WW GRIT
Warren Weiner
Irrevocable Trust U/A/D December 20, 1985 by Aaron Weiner F/B/O Farryn
Weiner
Irrevocable Trust U/A/D December 20, 1985 by Aaron Weiner F/B/O Amanda
Weiner
U/A November 8, 1983 By Aaron Weiner For Christopher Weiner
U/A Dated December 27, 1999 By Penny Weiner, 1999 Trust F/B/O Jordin Elizabeth Carp
U/A Dated December 29, 2001 By Penny Weiner, 2001 Trust F/B/O Riley
Jaye Block
U/A Dated May 3, 2003 By Penny Weiner, Trust F/B/O Gregory Aaron Carp Noreen Rounck and Jack A. Rounick, in joint tenancy
Irrevocable Trust of Jack A. Rounick Dated January 28, 1978 F/B/O Amy
Joy Rounick
Irrevocable Trust of Jack A. Rounick Dated January 28, 1978 F/B/O Eric Scott Rounick
Jack A. Rounick